Exhibit 99.1

Appian Announces First Quarter 2022 Financial Results

First quarter cloud subscription revenue increased 37% year-over-year to $53.4 million

McLean, VA – May 5, 2022 – Appian (Nasdaq: APPN) today announced financial results for the first quarter ended March 31, 2022.

“We exceeded guidance and grew cloud subscription revenue by 37% in Q1. Our annual conference was well-attended and full of energy. We feel fortunate to have such a strong community around our low-code platform,” said Matt Calkins, CEO & Founder.

First Quarter 2022 Financial Highlights:

•Revenue: Cloud subscription revenue was $53.4 million for the first quarter of 2022, up 37% compared to the first quarter of 2021. Total subscriptions revenue, which includes sales of our SaaS subscriptions, on-premises term license subscriptions, and maintenance and support, increased 31% year-over-year to $83.7 million for the first quarter of 2022. Professional services revenue was $30.5 million for the first quarter of 2022, compared to $25.1 million for the first quarter of 2021. Total revenue was $114.3 million for the first quarter of 2022, up 29% compared to the first quarter of 2021. Cloud subscription revenue retention rate was 117% as of March 31, 2022.
•Operating loss and non-GAAP operating loss: GAAP operating loss was $(23.9) million for the first quarter of 2022, compared to $(10.5) million for the first quarter of 2021. Non-GAAP operating loss was $(5.1) million for the first quarter of 2022, compared to $(0.9) million for the first quarter of 2021.
•Net loss and non-GAAP net loss: GAAP net loss was $(23.2) million for the first quarter of 2022, compared to $(13.6) million for the first quarter of 2021. GAAP net loss per share was $(0.32) for the first quarter of 2022, based on 72.2 million weighted-average shares outstanding, compared to $(0.19) for the first quarter of 2021, based on 70.7 million weighted-average shares outstanding. Non-GAAP net loss was $(4.4) million for the first quarter of 2022, compared to $(4.0) million for the first quarter of 2021. Non-GAAP net loss per share was $(0.06) for the first quarter of 2022, based on 72.2 million basic and diluted shares outstanding, consistent with the $(0.06) net loss per share for the first quarter of 2021, based on 70.7 million basic and diluted shares outstanding.
•Adjusted EBITDA: Adjusted EBITDA loss was $(3.4) million for the first quarter of 2022, compared to adjusted EBITDA of $0.4 million for the first quarter of 2021.
•Balance sheet and cash flows: As of March 31, 2022, Appian had total cash, cash equivalents, and investments of $168.4 million. Net cash used in operating activities was $(20.6) million for the three months ended March 31, 2022 compared to $(2.8) million of net cash used in operating activities for the same period in 2021.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter 2022 Business Highlights:

•Appian Government Cloud received provisional authorization at Impact Level 5. Appian is one of the first companies to ever receive this authorization.

•Appian named a “Customers’ Choice” again in 2022 by Gartner® Peer Insights™ Voice of the Customer: Enterprise Low-Code Application Platforms. Appian is the only vendor to receive the distinction across the four categories for Large Enterprise ($1-10B), Midsize Enterprise ($50M-$1B), North America, and Europe, the Middle East and Africa.
•Horizon Power selects Appian for digital transformation journey. Horizon Power is modernizing its processes to support future business growth and provide industry leading experiences.
•SkillStorm announced Appian partnership. SkillStorm will provide an exclusive pipeline of custom-trained and certified Appian Developers at high scale.
•Appian named Mark Matheos as Chief Financial Officer. He has more than 20 years of proven financial operations expertise, including over 5 years with Appian, serving most recently as Appian’s Chief Accounting Officer.

Financial Outlook:

As of May 5, 2022, guidance for 2022 is as follows:

•Second Quarter 2022 Guidance:

◦Cloud subscription revenue is expected to be in the range of $55.8 million and $56.3 million, representing year-over-year growth of between 31% and 32%.
◦Total revenue is expected to be in the range of $102.8 million and $104.8 million, representing a year-over-year increase of between 24% and 26%.
◦Adjusted EBITDA loss is expected to be in the range of $(25.0) million and $(22.0) million.
◦Non-GAAP net loss per share is expected to be in the range of $(0.37) and $(0.33), assuming weighted average common shares outstanding of 72.4 million.

•Full Year 2022 Guidance:

◦Cloud subscription revenue is expected to be in the range of $236.0 million and $238.0 million, representing year-over-year growth of between 32% and 33%.
◦Total revenue is expected to be in the range of $453.0 million and $457.0 million, representing a year-over-year increase of between 23% and 24%.
◦Adjusted EBITDA loss is expected to be in the range of $(53.0) million and $(50.0) million.
◦Non-GAAP net loss per share is expected to be in the range of $(0.82) and $(0.77), assuming weighted average common shares outstanding of 72.5 million.

Conference Call Details:

Appian will host a conference call today, May 5, 2022, at 4:30 p.m. ET to discuss Appian's financial results for the first quarter ended March 31, 2022 and business outlook.

The live webcast of the conference call can be accessed on the Investor Relations page of Appian’s website at http://investors.appian.com. To access the call, please dial (877) 243-0931 in the U.S. or (212) 231-2935 internationally (Conference ID: 22017584). Following the call, an archived webcast will be available at the same location on the Investor Relations page. A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 22017584.

About Appian

Appian provides a low-code platform that accelerates the creation of high-impact business applications and workflows, enabling our customers to automate the most important aspects of their business. Global organizations use our applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance. For more information, visit www.appian.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP weighted average shares outstanding, and adjusted EBITDA. These non-GAAP financial measures exclude the effect of stock-based compensation expense, gains or losses on disposals of assets, and certain litigation-related expenses consisting of legal and other professional fees which are not indicative of our core operating performance and are not part of our normal course of business.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis without unreasonable efforts due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures.

Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the second quarter and full year 2022, the impact of COVID-19, including the emergence of new variant strains of COVID-19, on our business and on the global economy, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, the timing of Appian’s recognition of subscriptions revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on February 17, 2022 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Srinivas Anantha, CFA
703-442-8844
investors@appian.com

Media Contact
Ben Farrell
703-442-1067
ben.farrell@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of
	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$106,795	$100,796
Short-term investments and marketable securities	53,438	55,179
Accounts receivable, net of allowance of $1,402 and $1,400 as of March 31, 2022 and December 31, 2021, respectively	121,630	130,049
Deferred commissions, current	25,670	24,668
Prepaid expenses and other current assets	30,354	26,781
Restricted cash, current	776	791
Total current assets	338,663	338,264
Property and equipment, net of accumulated depreciation of $15,473 and $14,106 as of March 31, 2022 and December 31, 2021, respectively	38,526	36,913
Long-term investments	8,184	12,044
Goodwill	27,271	27,795
Intangible assets, net of accumulated amortization of $1,630 and $1,260 as of March 31, 2022 and December 31, 2021, respectively	6,615	7,144
Operating right-of-use assets	27,556	27,897
Deferred commissions, net of current portion	49,398	49,017
Deferred tax assets	1,992	1,025
Restricted cash, net of current portion	2,328	2,373
Other assets	1,980	2,047
Total assets	$502,513	$504,519
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,476	$5,766
Accrued expenses	18,654	15,483
Accrued compensation and related benefits	27,834	35,126
Deferred revenue, current	146,227	150,169
Operating lease liabilities, current	8,135	8,110
Other current liabilities	1,104	1,067
Total current liabilities	206,430	215,721
Operating lease liabilities, net of current portion	47,964	48,784
Deferred revenue, net of current portion	1,888	2,430
Deferred tax liabilities	98	209
Other non-current liabilities	3,377	3,458
Total liabilities	259,757	270,602
Stockholders’ equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 40,829,564 shares issued and outstanding as of March 31, 2022; 500,000,000 shares authorized and 39,964,298 shares issued and outstanding as of December 31, 2021	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 31,497,796 shares issued and outstanding as of March 31, 2022; 100,000,000 shares authorized and 31,497,796 shares issued and outstanding as of December 31, 2021	3	3
Additional paid-in capital	528,475	497,128
Accumulated other comprehensive loss	(5,041)	(5,687)
Accumulated deficit	(280,685)	(257,531)
Total stockholders’ equity	242,756	233,917
Total liabilities and stockholders’ equity	$502,513	$504,519

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue
Subscriptions	$83,720	$63,766
Professional services	30,546	25,089
Total revenue	114,266	88,855
Cost of revenue
Subscriptions	8,206	5,854
Professional services	22,710	17,675
Total cost of revenue	30,916	23,529
Gross profit	83,350	65,326
Operating expenses
Sales and marketing	45,916	35,984
Research and development	29,839	20,690
General and administrative	31,461	19,142
Total operating expenses	107,216	75,816
Operating loss	(23,866)	(10,490)
Other expense
Other expense, net	787	2,893
Interest expense	74	81
Total other expense	861	2,974
Loss before income taxes	(24,727)	(13,464)
Income tax (benefit) expense	(1,573)	123
Net loss	$(23,154)	$(13,587)
Net loss per share:
Basic and diluted	$(0.32)	$(0.19)
Weighted average common shares outstanding:
Basic and diluted	72,216,870	70,730,235

APPIAN CORPORATION AND SUBSIDIARIES
STOCK-BASED COMPENSATION EXPENSE
(unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
Cost of revenue
Subscriptions	$179	$297
Professional services	1,057	641
Operating expenses
Sales and marketing	1,788	1,108
Research and development	2,314	1,015
General and administrative	1,605	4,833
Total stock-based compensation expense	$6,943	$7,894

APPIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(23,154)	$(13,587)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,773	1,278
Bad debt expense	(2)	—
Change in fair value of available-for-sale securities	111	(8)
Deferred income taxes	(1,073)	(448)
Stock-based compensation	6,943	7,894
Changes in assets and liabilities
Accounts receivable	8,416	12,651
Prepaid expenses and other assets	(3,579)	(279)
Deferred commissions	(1,383)	(2,642)
Accounts payable and accrued expenses	2,338	1,159
Accrued compensation and related benefits	(6,798)	(1,955)
Other current and non-current liabilities	18	151
Deferred revenue	(3,764)	(7,192)
Operating lease liabilities	(450)	168
Net cash used in operating activities	(20,604)	(2,810)
Cash flows from investing activities
Purchases of investments	(16,240)	—
Proceeds from investments	21,729	5,625
Purchases of property and equipment	(3,390)	(468)
Net cash provided by investing activities	2,099	5,157
Cash flows from financing activities
Proceeds from exercise of common stock options	24,404	625
Net cash provided by financing activities	24,404	625
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	40	(682)
Net increase in cash, cash equivalents, and restricted cash	5,939	2,290
Cash, cash equivalents, and restricted cash at beginning of period	103,960	112,462
Cash, cash equivalents, and restricted cash at end of period	$109,899	$114,752
Supplemental disclosure of cash flow information
Cash paid for interest	$78	$88
Cash paid for income taxes	$197	$148

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(23,866)	$(10,490)
Add back:
Stock-based compensation expense	6,943	7,894
Litigation expenses(1)	11,792	1,687
Non-GAAP operating loss	$(5,131)	$(909)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(23,154)	$(13,587)
Add back:
Stock-based compensation expense	6,943	7,894
Litigation expenses(1)	11,792	1,687
Non-GAAP net loss	$(4,419)	$(4,006)

Non-GAAP earnings per share:
Non-GAAP net loss	$(4,419)	$(4,006)
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	72,216,870	70,730,235
Non-GAAP net loss per share, basic and diluted	$(0.06)	$(0.06)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.32)	$(0.19)
Add back:
Non-GAAP adjustments to net loss per share	0.26	0.13
Non-GAAP net loss per share, basic and diluted	$(0.06)	$(0.06)

Reconciliation of adjusted EBITDA:
GAAP net loss	$(23,154)	$(13,587)
Other expense, net	787	2,893
Interest expense	74	81
Income tax (benefit) expense	(1,573)	123
Depreciation and amortization	1,773	1,278
Stock-based compensation expense	6,943	7,894
Litigation expenses(1)	11,792	1,687
Adjusted EBITDA	$(3,358)	$369
(1) Consists of professional fees and other costs incurred in connection with two separate lawsuits, one involving reciprocal false advertising and related claims with a competitor and one involving an effort to enforce our intellectual property. We believe the costs incurred related to these cases are outside of our ordinary course of business; therefore, exclusion of such costs aids to provide supplemental information and comparable financial results from period to period.